Exhibit (j)(i)(e) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Prospectuses for the Alabama Municipal Cash Trust, Arizona Municipal Cash Trust, California Municipal Cash Trust, Connecticut Municipal Cash Trust, Florida Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust, Michigan Municipal Cash Trust, Minnesota Municipal Cash Trust, Massachusetts Municipal Cash Trust, New Jersey Municipal Cash Trust, New York Municipal Cash Trust, North Carolina Municipal Cash Trust, Ohio Municipal Cash Trust, Pennsylvania Municipal Cash Trust, Virginia Municipal Cash Trust and Federated Tax-Free Trust, portfolios comprising Money Market Obligations Trust, and under the caption "Independent Registered Public Accounting Firm" in the Statements of Additional Information for the Money Market Obligations Trust in Post-Effective Amendment Number 97 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports, dated December 12, 2007, on the portfolios listed above of Money Market Obligations Trust included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2007.





/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Boston, Massachusetts
February 25, 2008